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                                   BY-LAWS

                                     OF

                             THE BOEING COMPANY

                         (As amended June 25, 2001)









































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                             THE BOEING COMPANY
                                   BY-LAWS
                              TABLE OF CONTENTS

                                  ARTICLE I
                           Stockholders' Meetings
                                                                  Page
Section 1.      Annual Meetings                                      1
Section 2.      Special Meetings                                     1
Section 3.      Place of Meeting                                     1
Section 4.      Notice of Meetings                                   1
Section 5.      Waivers of Notice                                    2
Section 6.      Quorum                                               2
Section 7.      Proxies                                              2
        7.1     Appointment                                          2
        7.2     Delivery to Corporation; Duration                    3
Section 8.      Inspectors of Election                               3
        8.1     Appointment                                          3
        8.2     Duties                                               3
        8.3     Determination of Proxy Validity                      3
Section 9.      Fixing the Record Date                               3
        9.1     Meetings                                             3
        9.2     Consent to Corporate Action Without a Meeting        4
        9.3     Dividends, Distributions, and Other Rights           4
        9.4     Voting List                                          4
Section 10.     Action By Stockholders Without a Meeting             5
Section 11.     Business and Nominations at Stockholders' Meetings   5
        11.1    Business and Nominations at Annual Meetings          5
        11.2    Stockholder Notice                                   6
        11.3    Business and Nominations at Special Meetings         6
        11.4    Stockholder Meeting Procedures                       6
        11.5    Public Announcement of Stockholders' Meetings        7
Section 12.     Notice to Corporation                                7

























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                                 ARTICLE II
                             Board of Directors

Section 1.      Number and Term of Office                            7
Section 2.      Nomination and Election                              8
        2.1     Nomination                                           8
        2.2     Election                                             8
Section 3.      Place of Meeting                                     8
Section 4.      Annual Meeting                                       8
Section 5.      Stated Meetings                                      8
Section 6.      Special Meetings                                     8
        6.1     Convenors and Notice                                 8
        6.2     Waiver of Notice                                     8
Section 7.      Quorum and Manner of Acting                          8
Section 8.      Chairman of the Board                                9
Section 9.      Resignations                                         9
Section 10.     Removal of Directors                                 9
Section 11.     Filling of Vacancies Not Caused by Removal           9
Section 12.     Directors' Fees                                      9
Section 13.     Action Without a Meeting                             9

                                 ARTICLE III
                              Board Committees

Section 1.      Audit Committee                                      10
Section 2.      Other Committees                                     10
        2.1     Committee Powers                                     10
        2.2     Committee Members                                    10
Section 3.      Quorum and Manner of Acting                          10

                                 ARTICLE IV
                            Officers and Agents:
                   Terms, Compensation, Removal, Vacancies

Section 1.      Officers                                             11
Section 2.      Term of Office                                       11
Section 3.      Salaries of Elected Officers                         11
Section 4.      Bonuses                                              11




















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Section 5.      Removal of Elected and Appointed Officers            11
Section 6.      Vacancies                                            11

                                  ARTICLE V
                         Officers' Duties and Powers

Section 1.      Chairman of the Board                                12
Section 2.      President                                            12
Section 3.      Chief Executive Officer                              12
Section 4.      Vice Presidents and Controller                       12
Section 5.      Secretary                                            12
Section 6.      Treasurer                                            13
Section 7.      Additional Powers and Duties                         13
Section 8.      Disaster Emergency Powers of Acting Officers         13

                                 ARTICLE VI
                        Stock and Transfers of Stock

Section 1.      Stock Certificates                                   14
Section 2.      Transfer Agents and Registrars                       14
Section 3.      Transfers of Stock                                   14
Section 4.      Lost Certificates                                    14

                                 ARTICLE VII
                                Miscellaneous

Section 1.      Fiscal Year                                          14
Section 2.      (Repealed)
Section 3.      Signing of Negotiable Instruments                    14
Section 4.      Indemnification of Directors and Officers            15
        4.1     Right to Indemnification                             15
        4.2     Right of Indemnitee to Bring Suit                    16
        4.3     Nonexclusivity of Rights                             16
        4.4     Insurance, Contracts, and Funding                    16
        4.5     Persons Serving Other Entities                       16
        4.6     Indemnification of Employees and Agents              17
                 of the Corporation
        4.7     Procedures for the Submission of Claims              17

                                ARTICLE VIII
                                 Amendments

Section 1.      Amendment of the By-Laws: General                    17
Section 2.      Amendments as to Compensation and
                 Removal of Officers                                 17
Section 3.      Amendments as to Shareholder Meetings, Directors     18
Section 4.      Amendment of this Article VIII                       18










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                                   BY-LAWS
                                     OF
                             THE BOEING COMPANY

                                  ARTICLE I

                           Stockholders' Meetings

SECTION 1.  Annual Meetings.
The Annual Meeting of the stockholders shall be held on the last Monday in the month of April in each year, or, if that day be a legal holiday, on the next succeeding day not a legal holiday, at 11:00 a.m., for the election of directors and the transaction of such other business as may come before the meeting.

SECTION 2.  Special Meetings.
A special meeting of the stockholders may be called at any time by the Board of Directors, or by stockholders holding together at least twenty-five percent of the outstanding shares of stock entitled to vote, except as otherwise provided by statute or by the Certificate of Incorporation or any amendment thereto.

SECTION 3.  Place of Meeting.
All meetings of the stockholders of the Corporation shall be held at such place or places within or without the State of Delaware as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 4.  Notice of Meetings.
Except as otherwise required by statute and as set forth below, notice of each annual or special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than thirty nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date. If the Corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, notice of each special meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than fifty-five nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date, unless the calling of such meeting is ratified by the affirmative vote of a majority of the Continuing Directors as defined in Article EIGHTH of the Certificate of Incorporation, in which case notice of such special meeting shall be given to each stockholder of record entitled to vote at such meeting not less than thirty nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date. Such notice shall be given by delivering to each stockholder a written or printed notice thereof either personally or by mailing such notice in a postage-prepaid envelope addressed to the stockholder's address as it appears on the stock books of the Corporation. Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of stockholders shall state the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.






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SECTION 5.  Waivers of Notice.
Whenever any notice is required to be given to any stockholder under the provisions of these By-Laws, the Certificate of Incorporation, or the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.  Quorum.
At all meetings of stockholders, except when otherwise provided by statute or by the Certificate of Incorporation or any amendment thereto, or by the By-Laws, the presence, in person or by proxy duly authorized, of the holders of one-third of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business; and except as otherwise provided by statute or rule of law, or by the Certificate of Incorporation or any amendment thereto, or by the By-Laws, the vote, in person or by proxy, of the holders of a majority of the shares constituting such quorum shall be binding upon all stockholders of the Corporation. In the absence of a quorum, a majority of the shares present in person or by proxy and entitled to vote may adjourn any meeting, from time to time but not for a period of more than thirty days at any one time, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. Unless otherwise provided by statute, no notice of an adjourned meeting need be given.

SECTION 7.  Proxies.
7.1 Appointment. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder's authorized officer, director, employee, or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or (b) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service, or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram, or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or transmission.





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7.2  Delivery to Corporation; Duration.  A proxy shall be filed with the
Secretary of the Corporation before or at the time of the meeting or the delivery to the Corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

SECTION 8.  Inspectors of Election.
8.1 Appointment. In advance of any meeting of stockholders, the Board of Directors of the Corporation shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board of Directors may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

8.2 Duties. The inspectors shall: (a) ascertain the number of shares of the Corporation outstanding and the voting power of each such share; (b) determine the shares represented at the meeting and the validity of proxies and ballots;
(c) count all votes and ballots; (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots. Each inspector of election shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

8.3 Determination of Proxy Validity. The validity of any proxy or ballot executed for a meeting of stockholders shall be determined by the inspectors of election in accordance with the applicable provisions of the Delaware General Corporation Law as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram, or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination.

SECTION 9.  Fixing the Record Date.
9.1 Meetings. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not fewer than thirty nor more than sixty (or the maximum number permitted by applicable law) days before the date of such meeting. If the corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, the record date for each special meeting of stockholders shall be not fewer than fifty-five nor more than sixty (or the maximum number permitted by applicable law) days before the meeting date, unless the calling of such meeting is ratified by the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is

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9.1  Meetings.  (continued)
waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

9.2 Consent to Corporate Action Without a Meeting. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Chapter 1 of the Delaware General Corporation Law as now or hereafter amended, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Chapter 1 of the Delaware General Corporation Law as now or hereafter amended, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

9.3 Dividends, Distributions, and Other Rights. For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

9.4. Voting List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting shall be made, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at such meeting for inspection by any stockholder who is present.


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SECTION 10.  Action by Stockholders Without a Meeting.
Subject to the provisions of Article NINTH of the Certificate of Incorporation, any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the Corporation's registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this section, within sixty (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by this section. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram, or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary of the Corporation. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 11.  Business and Nominations at Stockholders' Meetings.
11.1 Business and Nominations at Annual Meetings. In addition to the election of directors, other proper business may be transacted at the annual meeting of stockholders, provided that such business is a proper matter for stockholder action and is properly brought before such meeting. To be properly brought before an annual meeting, nominations of persons for election to the Board of Directors and business to be considered by stockholders must be (a) made or brought by or at the direction of the Board of Directors, or (b) made or brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving notice as required in this By-Law, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this By-Law. Notice by a stockholder pursuant to (b) above must be in writing, in accordance with
Section 12 of this Article I, and received by the Secretary not earlier than the one-hundred and twentieth day nor later than the close of business on the ninetieth day prior to the date specified in Section 1 of this Article I for such annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such date, notice by the stockholder must be received by the Secretary not earlier than the one-hundred and twentieth day prior to such annual meeting and not later than the close of business on the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation.


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11.2	Stockholder Notice.  Any stockholder notice given pursuant to Section
11.1 shall set forth (i) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal or nomination is made; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the Corporation which are owned by the stockholder and the number of shares which are beneficially owned by the beneficial owner, if any; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons or to propose the business specified in the notice; and (iv) as to each person the stockholder proposes to nominate for election or re-election as a director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made, and the written consent of each such nominee to being named in the proxy statement as a nominee and to serving as a director if elected; or, as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the business matter (if appropriate), and any material interest of the stockholder in such business.

11.3 Business and Nominations at Special Meetings. At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with Section 2 of this Article I, shall come before such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph 11.1 of this By-Law shall be delivered to the Secretary not earlier than the one hundred and twentieth day nor later than the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

11.4	Stockholder Meeting Procedures.  No business shall be conducted nor director nominations made at any meeting of stockholders except in accordance with this Section 11. If the facts warrant, the Board of Directors, or the chairman of a stockholders' meeting at which directors are to be elected, may determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this Section 11 or
(c) that a nomination was not made in accordance with this Section 11; and, if it is so determined, the defective proposal or nomination shall be disregarded and shall not be transacted or acted upon. The right of stockholders to bring business before or to make nominations pursuant to the
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11.4    Stockholder Meeting Procedures.  (continued)
foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation. The procedures set forth in this Section 11 for stockholders' bringing business before a stockholders' meeting or stockholders' making nominations for the election of directors are in addition to, and not in lieu or limitation of, (a) any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof and (b) the requirements set forth in Rule 14a-8 and Rule 14a-11 under Section 14 of the Securities Exchange Act of 1934, or any successor provisions.

11.5	Public Announcement of Stockholders' Meetings. For purposes of this By-
Law, "public announcement" as to an annual or special meeting of stockholders shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the public announcement of an adjournment of an annual or special meeting commence a new time period for the giving of a stockholder's notice as described above.

SECTION 12.  Notice to Corporation.
Any written notice required to be delivered by a stockholder to the Corporation pursuant to Section 11.1 of this Article I or Section 2.1 of
Article II must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Corporation's executive offices in the City of Seattle, State of Washington.

                                 ARTICLE II
                             Board of Directors

SECTION 1.  Number and Term of Office.
The number of directors shall be thirteen, but the number may be increased, or decreased to not less than three, from time to time, either by the directors by adoption of a resolution to such effect or by the stockholders by amendment of the By-Laws in accordance with Article VIII hereof. The directors shall be divided into three classes, each of which shall be composed as nearly as possible of one-third of the directors. Each director shall serve for the term to which the director was elected, and until a successor shall have been elected and qualified or until the director's prior death, resignation, or removal. At each annual election, directors shall be chosen for a full three-year term to succeed those whose terms expire.


SECTION 2.  Nomination and Election.
2.1	Nomination.  Only persons who are nominated in accordance with Article
I, Section 11 of these By-Laws shall be eligible for election as directors.

2.2 Election. At each election of directors, the persons receiving the greatest number of votes shall be the directors.

SECTION 3.  Place of Meeting.
Meetings of the Board of Directors, or of any committee thereof, may be held either within or without the State of Delaware.



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SECTION 4.  Annual Meeting.
Each year the Board of Directors shall meet in connection with the annual meeting of stockholders for the purpose of electing officers and for the transaction of other business. No notice of such meeting is required. Such annual meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof, signed by all the directors.

SECTION 5.  Stated Meetings.
The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board, from time to time appoint the time and place for holding stated meetings of the Board, if by it deemed advisable; and such stated meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for a stated meeting shall fall upon a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the regularly appointed hour. Except as otherwise provided in the By-Laws, any and all business may be transacted at any stated meeting.

SECTION 6.  Special Meetings.
6.1 Convenors and Notice. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two directors. Notice of a special meeting of the Board of Directors, stating the place, day, and hour of the meeting, shall be given to each director in writing (by mail, wire, facsimile, or personal delivery) or orally (by telephone or in person).

6.2 Waiver of Notice. With respect to a special meeting of the Board of Directors, a written waiver, signed by a director, shall be deemed equivalent to notice to that director. A director's attendance at a meeting shall constitute that director's waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting.


SECTION 7.  Quorum and Manner of Acting.
Except as herein otherwise provided, forty percent of the total number of directors fixed by or in the manner provided in these By-Laws at the time of any stated or special meeting of the Board or, if vacancies exist on the Board of Directors, forty percent of such number of directors then in office, provided, however, that such number may not be less than one-third of the total number of directors fixed by or in the manner provided in these By-Laws, shall constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Certificate of Incorporation or any amendment thereto, or by the By-Laws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given.

SECTION 8.  Chairman of the Board.
The Chairman of the Board shall preside, when present, at all meetings of the Board, except as otherwise provided by law.

SECTION 9.  Resignations.
Any director of the Corporation may resign at any time by giving written notice thereof to the Secretary. Such resignation shall take effect at the time specified therefor or if the time is not specified, upon delivery thereof; and, unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10.  Removal of Directors.
Any director may be removed solely for cause by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, at a meeting of the stockholders called for the purpose; and the vacancy on the Board caused by any such removal may be filled by the stockholders at such meeting or at any subsequent meeting.

SECTION 11.  Filling of Vacancies Not Caused by Removal.
In case of any increase in the number of directors, or of any vacancy created by death or resignation, the additional director or directors may be elected or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting, (i) if the Corporation has an Interested Stockholder as defined in Article EIGHTH of the Certificate of Incorporation, by the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH, or (ii) if the Corporation does not have an Interested Stockholder, by the affirmative vote of a majority of the remaining directors, though less than a quorum; or (b) by the stockholders entitled to vote, either at an annual meeting or at a special meeting thereof called for the purpose, by the affirmative vote of a majority of the outstanding shares entitled to vote at such meeting.

SECTION 12.  Directors' Fees.
The Board of Directors shall have authority to determine from time to time the amount of compensation which shall be paid to its members for attendance at meetings of the Board or of any committee of the Board.

SECTION 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                 ARTICLE III
                              Board Committees
SECTION 1.  Audit Committee.
In addition to any committees appointed pursuant to Section 2 of this Article, there shall be an Audit Committee, appointed annually by the Board of Directors, consisting of at least three directors who are not members of management. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the Corporation and its subsidiaries and to discharge such other responsibilities as may from time to time be assigned to it by the Board of Directors. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board of Directors as they consider appropriate.

SECTION 2.  Other Committees.
2.1 Committee Powers. The Board of Directors may appoint standing or temporary committees and invest such committees with such powers as it may see fit, with power to subdelegate such powers if deemed desirable by the Board of Directors; but no such committee shall have the power or authority of the
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
SECTION 2.  Other Committees.
Board of Directors to adopt, amend, or repeal the By-Laws of the Corporation or approve, adopt or recommend to the stockholders of the Corporation any action or matter expressly required by the Certificate of Incorporation, these By-Laws or the Delaware General Corporation Law to be submitted to stockholders for approval.

2.2 Committee Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

SECTION 3.  Quorum and Manner of Acting.
A majority of the number of directors composing any committee of the Board of Directors, as established and fixed by resolution of the Board of Directors, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.


                                 ARTICLE IV
        Officers and Agents: Terms, Compensation, Removal, Vacancies

SECTION 1.  Officers.
The elected officers of the Corporation shall be a Chairman of the Board (who shall be a director) and, at the discretion of the Board, a President (who shall be a director), and one or more Vice Presidents (each of whom may be assigned by the Board of Directors or the Chief Executive Officer an additional title descriptive of the functions assigned to such officer and one or more of whom may be designated Exec-utive or Senior Vice President). The Board may also elect one or more Vice Chairmen. The Board of Directors shall also designate either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. The Board of Directors shall appoint a Controller, a Secretary, and a Treasurer. Any number of offices, whether elective or appointive, may be held by the same person. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles as officers for employees and agents and appoint Assistant Secretaries and Assistant Treasurers, as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation and may, in the same manner, terminate or change such titles.

SECTION 2.  Term of Office.
So far as practicable, all elected officers shall be elected at the annual meeting of the Board in each year, and shall hold office until the annual meeting of the Board in the next subsequent year and until their respective successors are chosen. The Controller, Secretary, and Treasurer shall hold office at the pleasure of the Board.

SECTION 3.  Salaries of Elected Officers.
The salaries paid to the elected officers of the Corporation shall be authorized or approved by the Board of Directors.
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
SECTION 4.  Bonuses.
None of the officers, directors, or employees of the Corporation or any of its subsidiary corporations shall at any time be paid any bonus or share in the earnings or profits of the Corporation or any of its subsidiary corporations except pursuant to a plan approved by affirmative vote of two-thirds of the members of the Board of Directors.

SECTION 5.  Removal of Elected and Appointed Officers.
Any elected or appointed officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any meeting called for the purpose.

SECTION 6.  Vacancies.
If any vacancy occurs in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.


                                  ARTICLE V
                         Officers' Duties and Powers

SECTION 1.  Chairman of the Board.
The Chairman of the Board shall preside, when present, at all meetings of the stockholders (except as otherwise provided by statute) and at all meetings of the Board of Directors. The Chairman shall have general power to execute bonds, deeds, and contracts in the name of the Corporation; to affix the corporate seal; to sign stock certificates; and to perform such other duties and services as shall be assigned to or required of the Chairman by the Board of Directors.

SECTION 2.  President.
The President shall have general power to execute bonds, deeds, and contracts in the name of the Corporation and to affix the corporate seal; to sign stock certificates; during the absence or disability of the Chairman of the Board to exercise the Chairman's powers and to perform the Chairman's duties; and to perform such other duties and services as shall be assigned to or required of the President by the Board of Directors; provided, that if the office of President is vacant, the Chairman shall exercise the duties ordinarily exercised by the President until such time as a President is elected or appointed.

SECTION 3.  Chief Executive Officer.
The officer designated by the Board of Directors as the Chief Executive Officer of the Corpora-tion shall have general and active control of its business and affairs. The Chief Executive Officer shall have general power to appoint or designate all employees and agents of the Corporation whose appointment or designation is not otherwise provided for and to fix the compensation thereof, subject to the provisions of these By-Laws; to remove or suspend any employee or agent who shall not have been elected or appointed by the Board of Directors or other body; to suspend for cause any employee, agent, or officer, other than an elected officer, pending final action by the body which shall have appointed such employee, agent, or officer; and to exercise all the powers usually pertaining to the office held by the Chief Executive Officer of a corporation.

SECTION 4.  Vice Presidents and Controller.
The several Vice Presidents and the Controller shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors or the Chief Executive Officer, respectively.

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
SECTION 5.  Secretary.
The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed and shall keep and account for all books, documents, papers, and records of the Corporation relating to its corporate organi-zation. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform the duties of the Secretary.

SECTION 6.  Treasurer.
The Treasurer shall have the care and custody of all moneys, funds, and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in accordance with directions or authorizations of the Board of Directors or the Chief Executive Officer. The Treasurer shall have power to sign stock certificates, to indorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. In the absence of the Treasurer, an Assistant Treasurer shall perform the duties of the Treasurer.

SECTION 7.  Additional Powers and Duties.
In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these By-Laws or as the Board of Directors may from time to time determine, or as may be assigned to them by any superior officer.

SECTION 8.  Disaster Emergency Powers of Acting Officers.
If, as a result of a disaster or other state of emergency, the Chief Executive Officer is unable to perform the duties of that office, (a) the powers and duties of the Chief Executive Officer shall be performed by the employee with the highest base salary who shall be available and capable of performing such powers and duties and, if more than one such employee has the same base salary, by the employee whose surname begins with the earliest letter of the alphabet among the group of those employees with the same base salary; and (b) the officer performing such duties shall continue to perform such powers and duties until the Chief Executive Officer becomes capable of performing those duties or until the Board of Directors shall have elected a new Chief Executive Officer or designated another individual as Acting Chief Executive Officer; and (c) such officer shall have the power in addition to all other powers granted to the Chief Executive Officer by these By-Laws and by the Board of Directors to appoint an acting President, acting Vice President - Finance, acting Controller, acting Secretary, and acting Treasurer, if any of the persons duly elected to any such office is not by reason of such disaster or emergency able to perform the duties of such office, each of such acting appointees to serve in such capacities until the officer for whom the appointee is acting becomes capable of performing the duties of such office or until the Board of Directors shall have designated another individual to perform such duties or have elected another person to fill such office; and (d) any such acting officer so appointed shall be entitled to exercise all powers vested by the By-Laws or the Board of Directors in the duly elected officer for whom the acting officer is acting; and (e) anyone transacting business with this Corporation may rely upon a certification by any two officers of the Corporation that a specified
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
SECTION 8. Disaster Emergency Powers of Acting Officers. (continued) individual has succeeded to the powers of the Chief Executive Officer and that such person has appointed other acting officers as herein provided and any person, firm, corporation, or other entity to which such certification has been delivered by such officers may continue to rely upon it until notified of a change in writing signed by two officers of this Corporation.

                                 ARTICLE VI
                        Stock and Transfers of Stock

SECTION 1.  Stock Certificates.
Every stockholder shall be entitled to a certificate, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. Any and all of the signatures on a certificate may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

SECTION 2.  Transfer Agents and Registrars.
The Board of Directors may, in its discretion, appoint responsible banks or trust companies in the Borough of Manhattan, in the City of New York, State of New York, and in such other city or cities as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 3.  Transfers of Stock.
Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign, and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 4.  Lost Certificates.
The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated, or destroyed, or alleged to be lost, stolen, mutilated, or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

                                 ARTICLE VII
                                Miscellaneous

SECTION 1.  Fiscal Year.
The fiscal year of the Corporation shall be the calendar year.

SECTION 2. (Repealed in its entirety by vote of the stockholders, May 5, 1975.)

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
SECTION 3.  Signing of Negotiable Instruments.
All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors.

SECTION 4.  Indemnification of Directors and Officers.
4.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer or an employee of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee, or agent or in any other capacity while serving as such a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that except as provided in
Section 4.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 4.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advance-ment of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an under-taking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 4.1 or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate law or public policy.

4.2 Right of Indemnitee to Bring Suit. If a claim under Section 4.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
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4.2  Right of Indemnitee to Bring Suit.  (continued)
days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 4 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

4.3 Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 4 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors, or otherwise. Notwith-standing any amendment to or repeal of this Section 4, or of any of the procedures established by the Board of Directors pursuant to Section 4.7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

4.4  Insurance, Contracts, and Funding.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may, without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Section 4 and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 4.

4.5 Persons Serving Other Entities. Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or (ii) in an executive or management capacity in a partnership, joint venture, trust, or other enterprise of which the Corporation or a wholly owned subsidiary of the Corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 4.1.

4.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions as such officer or officers deem appropriate under the circumstances. The Corpor-ation may, by action of its Board of Directors, grant rights to indemnification and advance-ment of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Section 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

4.7 Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Section 4, determination of the entitlement of any person thereto, and review of any such determination. Such procedures shall be set forth in an appendix to these By-Laws and shall be deemed for all purposes to be a part hereof.

                                ARTICLE VIII

                                 Amendments

SECTION 1.  Amendment of the By-Laws:  General.
Except as herein otherwise expressly provided, the By-Laws of the Corporation may be altered or repealed in any particular and new By-Laws, not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be adopted, either by the affirmative vote of the holders of record of a majority in number of the shares present in person or by proxy and entitled to vote at an annual meeting of stockholders or at a special meeting thereof, the notice of which special meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof; or either

(a)	by the affirmative vote of a majority of the whole Board of
        Directors at any meeting thereof, or
(b)	by the affirmative vote of all the directors present at any
        meeting at which a quorum, less than a majority, is present;
provided, in either of the latter cases, that the notice of such meeting shall include the form of the proposed alteration or repeal or of the proposed new By-Laws, or a summary thereof.

SECTION 2. Amendments as to Compensation and Removal of Officers. Notwithstanding anything contained in these By-Laws to the contrary, the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article EIGHTH of the Certificate of Incorporation, at a meeting of the stockholders called for the purpose, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 3, 4 and 5 of Article IV hereof, notice of which meeting shall include the form of the proposed amendment, or a summary thereof.

SECTION 3.  Amendments as to Stockholders' Meetings, Directors.
Notwithstanding anything contained in these By-Laws to the contrary, either (a) the affirmative vote of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation, or (b) the affirmative vote of the holders of record of at least seventy-five percent of the Voting Stock, as defined in Article EIGHTH of the Certificate of Incorporation, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Sections 1, 2, and 4 of Article I and Sections 1, 10, and 11 of Article II.

SECTION 4.  Amendment of this Article VIII.
Notwithstanding anything contained in these By-Laws to the contrary, either (a) the recommendation of a majority of the Continuing Directors, as defined in Article EIGHTH of the Certificate of Incorporation, together with the affirmative vote of the holders of record of a majority of the Voting Stock, as defined in Article EIGHTH of the Certificate of Incorporation, or (b) the affirmative vote of the holders of record of at least seventy-five percent of the Voting Stock, as defined in Article EIGHTH of the Certificate of Incorporation, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this Article VIII.
















































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